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                                                                   EXHIBIT 10(k)


                                PROMISSORY NOTE

$126,000.00                      Dallas, Texas                 February 17, 1994


        FOR VALUE RECEIVED, the undersigned HATEM EL-KHALIDI ("Maker"), promises to pay to the order of ARABIAN SHIELD DEVELOPMENT COMPANY, a Delaware corporation (the "Company"), in the City of Dallas, Dallas County, Texas, the sum of One Hundred Twenty Six Thousand Dollars ($126,000.00) in legal and lawful money of the United States of America, together with interest on the unpaid principal balance at the rate of six percent (6%) per annum from the date hereof until paid. Principal and accrued interest on this Note shall be due and payable in one installment on December 31, 1995.

        Upon default in the punctual payment of this Note, the entire unpaid principal balance and accrued interest may, at the option of the holder hereof, be accelerated and matured and become immediately due and payable.

        The unpaid principal balance of this Note may be prepaid at any time in whole, or from time to time in part, without premium or penalty, provided that all accrued interest on the principal amount so prepaid is likewise paid.

        Each maker, surety, guarantor and endorser of this Note waives all notices of dishonor, demands for payment, presentments for payment, notices of intention to accelerate maturity, protests and notices of protest with respect to this Note and each, every and all installments hereunder and agrees to all renewals, extensions or partial payments hereof, with or without notice and before or after maturity.

        If this Note be placed in the hands of an attorney for collection or be collected through probate, bankruptcy or other judicial proceedings, the holder hereof shall be entitled to reasonable attorney's fees for collection.

        This Note is given in replacement of, and substitution for, two Promissory Notes dated January 28, 1987 in the principal amounts of $99,000.00 and $27,000.00 payable by Maker to the order of the Company.

        In order to secure payment of this Note and all sums that may become due hereunder, Maker hereby grants to the Company a security interest in the 57,000 shares of the Common Stock, $.10 par value, of the Company for which, in connection which Maker's purchase of such shares from the Company, Maker delivered the Original Promissory Note as part of the purchase price.




                                                       /s/ HATEM EL-KHALIDI
                                                       -------------------------
                                                       HATEM EL-KHALIDI